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Exhibit 99.1

Press Release
For Immediate Release

Beazer Homes USA, Inc. Conference Call for March
Quarter Results Scheduled for April 25, 2002

        Atlanta, Georgia, April 4, 2002—On Wednesday, April 24, 2002, after the close of the market, Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) will release results for the quarter ended March 31, 2002. In order to discuss the results and give everyone a chance to ask questions, Beazer has scheduled a conference call for Thursday, April 25, 2002 at 10:00 AM Eastern Time. You may listen to the conference call and view the Company's slide presentation over the internet by going to the "Investor Relations" section of the Company's website at beazer.com. For information on participating in the conference call by telephone, please call 404-250-3420 ext. 283 or e-mail investorrelations@beazer.com.

        Beazer Homes USA, Inc., based in Atlanta, Georgia is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Florida, Georgia, Maryland, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes also provides mortgage origination and title services to its homebuyers.

Contact:	David S. Weiss Executive Vice President and Chief Financial Officer (404) 250-3420 dweiss@beazer.com

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Beazer Homes USA, Inc. Conference Call for March Quarter Results Scheduled for April 25, 2002